FORM OF

AMENDMENT 22

to the

ADMINISTRATIVE SERVICES AGREEMENT

among

The Investment Companies comprising the Lord Abbett Family of Funds

(each, a “Fund” or collectively, the “Funds”) as set forth on Exhibit 1

and

Lord, Abbett & Co. LLC (“Lord Abbett”)

WHEREAS, the Funds and Lord Abbett entered into an Administrative Services Agreement dated December 12, 2002, as may be amended from time to time (the “Agreement”);

WHEREAS, Section 9 of the Agreement provides for the addition to the Agreement of new funds created in the Lord Abbett Family of Funds where such funds wish to engage Lord Abbett to perform Administrative Services under the Agreement; and

WHEREAS, the Funds and Lord Abbett desire to further amend the Agreement to include such additional funds;

NOW, THEREFORE, in consideration of the mutual covenants and of other good and valuable consideration, receipt of which is hereby acknowledged, the parties mutually agree to amend the Agreement in the following respects:

1.	The Agreement is hereby amended to add the following Fund to Exhibit 1 of the Agreement:

Lord Abbett Series Fund, Inc.
-[Short Duration Income Portfolio]

2.	The Agreement shall remain the same in all other respects.

3.	The Amendment is effective as of the [ ___ day of April 2014].

IN WITNESS WHEREOF, each of the parties has caused this Amendment to the Agreement to be executed in its name and on its behalf by its duly authorized representative.

On behalf of each of the Lord Abbett Funds listed on Exhibit 1 Attached hereto

By:
Joan A. Binstock
Chief Financial Officer

Attested:

Thomas R. Phillips
Vice President and Assistant Secretary

LORD, ABBETT & CO. LLC

By:
Daria L. Foster
Managing Member

Attested:

Lawrence H. Kaplan
Member and General Counsel

EXHIBIT 1 [AMENDED AS OF APRIL ___, 2014]1

TO

ADMINISTRATIVE SERVICES AGREEMENT

The following funds comprise the Lord Abbett Family of Funds:

Lord Abbett Affiliated Fund, Inc.

Lord Abbett Bond-Debenture Fund, Inc.

Lord Abbett Developing Growth Fund, Inc.

Lord Abbett Equity Trust
Lord Abbett Calibrated Large Cap Value Fund
Lord Abbett Calibrated Mid Cap Value Fund

Lord Abbett Global Fund, Inc.
Lord Abbett Emerging Markets Corporate Debt Fund
Lord Abbett Emerging Markets Currency Fund
Lord Abbett Emerging Markets Local Bond Fund
Lord Abbett Multi-Asset Global Opportunity Fund

Lord Abbett Investment Trust
Lord Abbett Convertible Fund
Lord Abbett Core Fixed Income Fund
Lord Abbett Diversified Equity Strategy Fund
Lord Abbett Floating Rate Fund
Lord Abbett High Yield Fund
Lord Abbett Inflation Focused Fund
Lord Abbett Multi-Asset Balanced Opportunity Fund
Lord Abbett Multi-Asset Growth Fund
Lord Abbett Multi-Asset Income Fund
Lord Abbett Short Duration Income Fund
Lord Abbett Total Return Fund

Lord Abbett Mid Cap Stock Fund, Inc.

Lord Abbett Municipal Income Fund, Inc.
Lord Abbett AMT Free Municipal Bond Fund
Lord Abbett California Tax-Free Income Fund
Lord Abbett High Yield Municipal Bond Fund
Lord Abbett Intermediate Tax Free Fund
Lord Abbett National Tax-Free Income Fund
Lord Abbett New Jersey Tax-Free Income Fund
Lord Abbett New York Tax-Free Income Fund
Lord Abbett Short Duration Tax Free Fund

1      As amended to reflect that (1) effective November 7, 2013, the Reorganization of Lord Abbett Classic Stock Fund, a series of Lord Abbett Research Fund, Inc., into Lord Abbett Calibrated Dividend Growth Fund, a series of Lord Abbett Research Fund, Inc.; (2) effective November 29, 2013, Lord Abbett Global Allocation Fund changed its name to Lord Abbett Multi-Asset Global Opportunity Fund; (3) effective December 1, 2013, Lord Abbett Balanced Strategy Fund changed its name to Lord Abbett Multi-Asset Balanced Opportunity Fund; Lord Abbett Diversified Income Strategy Fund changed its name to Lord Abbett Multi-Asset Income Fund; and Lord Abbett Growth & Income Strategy Fund changed its name to Lord Abbett Multi-Asset Growth Fund; and (4) effective [April __, 2014], the addition of [Short Duration Income Portfolio ] as a series of Lord Abbett Series Fund, Inc.

Lord Abbett Research Fund, Inc.
Lord Abbett Calibrated Dividend Growth Fund
Lord Abbett Growth Opportunities Fund
Small-Cap Value Series

Lord Abbett Securities Trust
Lord Abbett Alpha Strategy Fund
Lord Abbett Fundamental Equity Fund
Lord Abbett Growth Leaders Fund
Lord Abbett International Core Equity Fund
Lord Abbett International Dividend Income Fund
Lord Abbett International Opportunities Fund
Lord Abbett Micro-Cap Growth Fund
Lord Abbett Micro-Cap Value Fund
Lord Abbett Value Opportunities Fund

Lord Abbett Series Fund, Inc.
Bond-Debenture Portfolio
Calibrated Dividend Growth Portfolio
Classic Stock Portfolio
Developing Growth Portfolio
Fundamental Equity Portfolio
Growth and Income Portfolio
Growth Opportunities Portfolio
International Core Equity Portfolio
International Opportunities Portfolio
Mid Cap Stock Portfolio
[Short Duration Income Portfolio]
Total Return Portfolio
Value Opportunities Portfolio

Lord Abbett U.S. Government & Government Sponsored Enterprises Money Market Fund, Inc.